As filed with the Securities and Exchange Commission on May 13, 2005.
                                                     Registration No. 333-124700
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                NOKIA CORPORATION
             (Exact name of Registrant as specified in its charter)


      Republic of Finland                                     Not Applicable
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                         Keilalahdentie 4, P.O. Box 226
                              FIN-00045 NOKIA GROUP
                                 Espoo, Finland
                                (011) 358-9-18071
   (Address and telephone number of Registrant's principal executive offices)

                        NOKIA PERFORMANCE SHARE PLAN 2005
                        NOKIA RESTRICTED SHARE PLAN 2005
                          NOKIA STOCK OPTION PLAN 2005
                            (Full title of the plans)

                               Richard W. Stimson
                               Nokia Holding, Inc.
                              6000 Connection Drive
                               Irving, Texas 75039
                                 (972) 894-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                +1 (212) 848-7171


================================================================================

                              EXPLANATORY STATEMENT


This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-124700 (the "Registration Statement") is being filed to amend Exhibit 5.1, the Opinion of Ursula Ranin, General Counsel of the Registrant, as to the validity of the shares to be issued pursuant to the Nokia Performance Share Plan 2005, the Nokia Restricted Share Plan 2005 and the Nokia Stock Option Plan 2005. The Registration Statement is hereby amended to replace
Exhibit 5.1 with the Exhibit 5.1 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Helsinki, Republic of Finland on May 12, 2005.


NOKIA CORPORATION

By: /s/ Ursula Ranin                          By: /s/ Marianna Uotinen-Tarkoma
   -----------------------------------           ----------------------------------
Name:  Ursula Ranin                           Name:  Marianna Uotinen-Tarkoma
Title: Vice President, General Counsel        Title: Senior Legal Counsel


Members of the Board of Directors:


*
--------------------------------------               Vice Chairman, Director
Name:  Paul J. Collins



*
--------------------------------------               Director
Name:  Georg Ehrnrooth


*
                                                      Director
Name:  Mr. Dan Hesse



*
--------------------------------------               Director
Name:  Dr. Bengt Holmstrom


*
--------------------------------------               Director
Name:  Per Karlsson



*
--------------------------------------               Director
Name:  Mr. Edouard Michelin



*
--------------------------------------               Chairman of the Board of Directors
Name:  Jorma Ollila                                  Chief Executive Officer



*
--------------------------------------               Director
Name:  Dame Marjorie Scardino



*
--------------------------------------               Director
Name:  Vesa Vainio



*
--------------------------------------               Director
Name:  Arne Wessberg


President:


*
--------------------------------------
Name:  Pekka Ala-Pietila

Chief Financial Officer (whose functions
Include those of Chief Accounting Officer):


*
--------------------------------------
Name:  Richard A. Simonson


Authorized Representative in the United States:


*
--------------------------------------
Name:  Richard W. Stimson


*By: /s/ Marianna Uotinen-Tarkoma
    ----------------------------------
     Name: Marianna Uotinen-Tarkoma
     Attorney in Fact

                                  EXHIBIT INDEX


Exhibit No.                   Description of Document

*5.1 Opinion of Ursula Ranin, General Counsel of the Registrant, as to the validity of the shares to be issued pursuant to the Nokia Performance Share Plan 2005, the Nokia Restricted Share Plan 2005 and the Nokia Stock Option Plan 2005.


---------------------------
         * Filed herewith.